Exhibit 10.4

THIS NOTE AND ANY SHARES ACQUIRED UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

INTUITY MEDICAL, INC.

8.0% PAY IN KIND CONVERTIBLE PROMISSORY NOTE

$2,775,000	May 24, 2021

FOR VALUE RECEIVED, Intuity Medical, Inc., a Delaware corporation (the “Company”), promises to pay to the undersigned holder or such party’s assigns (the “Holder”) the principal sum of $2,775,000 on March 31, 2024 (the “Maturity Date”), and to pay interest on the unpaid principal amount of this Note (the “Interest”) at the rate and on the dates specified herein.

1. Interest. The Company promises to pay the Interest at the rate per annum of 8.0% (the “Interest Rate”), payable in-kind by the Company quarterly in arrears each March 31, June 30, September 30 and December 31, commencing June 30, 2021 (each day on which interest shall be so payable, an “Interest Payment Date”). On each Interest Payment Date, Interest shall accrete and be considered additional principal of this Note for all purposes, and all references herein to the “principal” of this Note shall include all accreted interest. Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

2. Automatic Conversion upon Qualifying IPO or SPAC Transaction. In the event that the Company consummates, on or prior to the Maturity Date, a Qualifying IPO (as defined below), then the outstanding principal of this Note (including accreted interest as set forth above) shall automatically convert in whole without any further action by the Holder into common stock of the Company or, in the case of a SPAC Transaction (as defined below), common stock of the SPAC (as defined below), at a conversion price equal to 80% of (i) the price per share of the Company’s common stock paid by the purchasers in the Qualifying IPO (which price shall be the “price to public” as set forth in the final prospectus relating to such IPO) or (ii) the lowest price per share of the SPAC’s common stock offered to investors in such SPAC Transaction (including the Company’s existing stockholders or other investors participating in any “private investment in public equity,” or PIPE, in connection with such SPAC Transaction). A “Qualifying IPO” is (i) a firm commitment underwritten public offering of shares of the Company’s common stock pursuant to an effective registration statement filed under the Act (an “IPO”) in which the aggregate cash consideration paid to holders of the Company’s securities is at least $75,000,000 (before deduction of underwriters’ commissions and other offering expenses) or (ii) a SPAC Transaction in which the aggregate cash consideration paid to holders of the Company’s securities is at least $75,000,000 (before deduction of advisors’ fees/commissions and other transaction expenses). A “SPAC Transaction” is a business combination transaction in which a special purpose acquisition company, blank check company or similar entity incorporated, formed or otherwise organized for the purpose of effecting a business combination with one or more businesses or entities (a “SPAC”) is the parent or the successor of the Company following the transaction and in which the stockholders of the Company receive shares of common stock of the SPAC that are listed on a nationally recognized stock exchange and/or other forms of cash or non-cash consideration. The Company shall not effect any such SPAC Transaction, unless the relevant SPAC shall agree to assume, prior to or simultaneously with the consummation thereof, (i) the obligation to deliver to the Holder, such shares of common stock of such SPAC as, in accordance with the foregoing provisions, the Holder may be entitled to acquire pursuant to the conversion of this Note, and (ii) the other obligations of the Company under this Note.

3. Automatic Conversion upon Qualifying Financing. In the event that the Company issues and sells shares of its equity securities (“Equity Securities”) to investors (the “Investors”) on or before the Maturity Date in an equity financing with total cash proceeds to the Company of not less than $35,000,000 in the aggregate (whether in a single offering or series of related offerings) (a “Qualifying Financing”), then the outstanding principal of this Note (including accreted interest as set forth above) shall automatically convert in whole without any further action by the Holder into Equity Securities sold in the Qualifying Financing at a conversion price equal to the cash price paid per share for Equity Securities by the Investors in the Qualifying Financing, multiplied by 0.80. Except as set forth in this Section 3, the issuance of Equity Securities pursuant to the conversion of this Note shall be upon and subject to the substantively similar general terms and conditions applicable to Equity Securities sold in the Qualifying Financing.

4. Optional Conversion upon Non-Qualifying IPO or Non-Qualifying Financing. In the event the Company consummates, on or before the Maturity Date, an IPO or a SPAC Transaction that does not constitute a Qualifying IPO or issues and sells Equity Securities in a transaction that does not constitute a Qualifying Financing (a “Non-Qualifying Equity Raise”), then the Holder shall have the option to treat such IPO or SPAC Transaction as a Qualifying IPO or such Non-Qualifying Equity Raise as a Qualifying Financing on the same terms set forth herein.

5. Maturity Date Automatic Conversion. In the event that this Note remains outstanding on the Maturity Date, then on such date the outstanding principal of this Note (including accreted interest as set forth above) shall be automatically converted into shares of the Company’s then-latest round of outstanding equity securities at a conversion price equal to the lowest price per share paid by the purchasers of such equity securities in such round (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such equity securities).

6. Procedure for Conversion. In connection with any conversion of this Note into capital stock, the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company (including, in the case of a Qualified Financing, financing documents executed by the Investors in connection with such Qualified

Financing). The Company shall not be required to issue or deliver the capital stock into which this Note may convert until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation. Upon the conversion of this Note into capital stock pursuant to the terms hereof, any fraction of a share will be rounded down to the next whole share. No payment will be made to the Holder in lieu of any fractional shares to which the Holder would otherwise have been entitled, and such amounts shall be extinguished without any further payment on the part of the Company.

7. Repayment upon Deemed Liquidation. If the Company consummates a Deemed Liquidation (as defined below) while this Note remains outstanding, the Company shall repay the Holder in cash in an amount equal to (i) the outstanding principal amount of this Note (including accreted interest), plus (ii) a repayment premium equal to 25% of the outstanding principal amount of this Note (including accreted interest), in full satisfaction of all amounts due under this Note. For purposes of this Note, a “Deemed Liquidation” means the consolidation or merger of the Company with or into any other entity or entities which results in the exchange of outstanding shares of the Company for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Company in a different jurisdiction) in which the stockholders of the Company immediately prior to such consolidation or merger do not own a majority of the voting power of the Company or the surviving corporation immediately after such consolidation or merger, or any transaction or series of related transactions to which the Company is a party in which a majority of the Company’s voting power is transferred (for clarity, a bona fide equity financing transaction or series of related transactions of the Company for capital raising purposes shall not constitute such a transfer), or the sale, exclusive license, lease, abandonment, transfer or other disposition by the Company of all or substantially all its assets; provided that a Deemed Liquidation shall not include a SPAC Transaction that constitutes a Qualifying IPO under Section 2 or that is treated by the Holder as a Qualifying IPO under Section 4. The Company shall give the Holder notice of a Deemed Liquidation not less than 10 business days prior to the anticipated date of consummation of the Deemed Liquidation. Any repayment pursuant to this paragraph in connection with a Deemed Liquidation shall be subject to any required tax withholdings, and may be made by the Company (or any party to such Deemed Liquidation or its agent) following the Deemed Liquidation in connection with payment procedures established in connection with such Deemed Liquidation.

8. Interest Accrual. If a Deemed Liquidation, Qualified IPO, IPO, SPAC Transaction, Qualified Financing or Non-Qualifying Equity Raise (in the case of a Non-Qualifying Equity Raise or an IPO or a SPAC Transaction that is not a Qualified IPO, in which the Holder elects to convert this Note) is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the consummation of such Deemed Liquidation, Qualified IPO, IPO, SPAC Transaction, Qualified Financing or Non-Qualifying Equity Raise.

9. Events of Default. This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default:

a.	the Company fails to pay any of the principal, interest or any other amounts payable under this Note when due and payable;

b.

the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Company or all or any substantial portion of the Company’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due; or

c.

an involuntary petition is filed, or any proceeding or case is commenced, against the Company (unless such proceeding or case is dismissed or discharged within 60 days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Company or to take possession, custody or control of any property of the Company, or an order for relief is entered against the Company in any of the foregoing.

10. No Prepayment. This Note may not be prepaid, in whole or in part, without the prior written consent of the Holder.

11. Delays or Omissions. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

12. Waivers. The Company and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby waives presentment, demand, protest and notices of every kind and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder.

13. No Personal Liability. The Holder agrees that no stockholder, director or officer of the Company shall have any personal liability for the repayment of this Note.

14. Accredited Investor Status. By accepting this Note and countersigning below, the Holder represents and warrants to the Company that such Holder is an “accredited investor” as defined in Rule 501(a) under the Act.

15. No Pre-Conversion Rights as Stockholder. Until the conversion of this Note, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Upon the conversion of this Note (in whole or in part), the Holder may elect, and the Company hereby agrees to cause the Holder, to become a party to the Stockholder Agreements as an a Holder or a Preferred Stock Holder thereunder, as applicable, with such rights and obligations of the holders of the capital stock thereunder. “Stockholder Agreements” means, collectively, the Eleventh Amended and Restated Investors’ Rights Agreement by and among the Company and the other parties thereto, as amended, and that certain Tenth Amended and Restated Voting, Right of First Refusal and Co-Sale Agreement by and among the Company and the other parties thereto, as amended, as such agreements may be amended and/or restated from time to time.

16. Representations and Covenants of the Holder. This Note has been entered into by the Company in reliance upon the following representations and covenants of the Holder:

a.

Investment Purpose. The right to acquire capital stock of the Company upon the conversion of this Note is being acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of such rights or such capital stock except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”).

b.

Private Issue. The Holder understands (i) that the capital stock issuable upon conversion of this Note is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Note will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 16.

c.

Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

d.

Risk of No Registration. The Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the Act is not in effect when it desires to sell (i) the rights to acquire capital stock pursuant to this Note or (ii) the capital stock issuable upon conversion of this Note, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of (A) its rights hereunder to acquire capital stock or (B) capital stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

e.	Accredited Investor. The Holder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

17. Market Stand-off. To the extent requested by the Company or an underwriter of securities of the Company, the Holder and any permitted transferee thereof shall not, without the prior written consent of the managing underwriters in an IPO, offer, sell, make any short sale of, grant or sell any option for the purchase of, lend, pledge, otherwise transfer or dispose of (directly or indirectly), enter into any swap, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (whether any such transaction is described above or is to be settled by delivery of this Note, any securities issued upon conversion of this Note (collectively, the “Securities”) or other securities, in cash, or otherwise), any Securities or other shares of stock of the Company then owned by the Holder or any transferee thereof, or enter into an agreement to do any of the foregoing, for up to 180 days following the effective date of the registration statement filed under the Act for the IPO; provided that all officers and directors of the Company and all holders of at least 1% of the Company’s equity securities purchased from the Company (other than securities purchased from the Company at any time after the date of this Note in a registered public offering) are bound by and have entered into a similar agreement and the restriction on transfer has not been waived in whole or in part with respect to any such officers, directors or holders. For purposes of this paragraph, “Company” includes any wholly owned subsidiary of the Company into which the Company merges or consolidates. The Company may place restrictive legends on the certificates representing the Securities subject to this paragraph and may impose stop transfer instructions with respect to the Securities and such other shares of stock of the Holder and any transferee thereof (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. The Holder and any transferee thereof shall enter into any agreement reasonably required by the underwriters for the IPO to implement the foregoing within any reasonable timeframe so requested. The underwriters for any IPO are intended third party beneficiaries of this paragraph and shall have the right, power and authority to enforce the provisions of this paragraph as though they were parties hereto.

18. Waiver and Amendment. Any provision of this Note may be amended, waived or modified with the written consent of both the Company and the Holder.

19. Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Note or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile, email or hand delivery if transmission or delivery occurs on a business day at or before 5:00 pm in the time zone of the recipient, or, if transmission or delivery occurs on a non-business day or after such time, the first business day thereafter, or the first business day after deposit with an overnight express service or overnight mail delivery service; or (ii) the third (3rd) calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to the Holder:

Madryn Health Partners, LP

Attention:

140 East 45th Street, 15th Floor

New York, NY 10017

Attn: John Ricciardi

Email: [***]

With a copy to (which shall not constitute notice):

Moore & Van Allen PLLC

100 North Tryon Street

Suite 4700

Charlotte, NC 28202-4003

Attention: Tripp Monroe

Email: [***]

If to the Company:

Intuity Medical, Inc.

3500 W. Warren Ave.

Fremont, CA 94538

Attention: Chief Executive Officer, Chief Financial Officer

Telephone: [***]

With a copy to (which shall not constitute notice):

Latham & Watkins LLP

Attention: Kathleen Wells

140 Scott Drive Menlo Park, CA 94025 Facsimile: [***]

Telephone: [***]

Email: [***]

or to such other address as each party may designate for itself by like notice.

20. Subordination. This Note shall be subject and subordinated in right of payment to the obligations of the Company under the Loan Documents (as defined in that certain Credit Agreement, dated on or about the date hereof (the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company as guarantors, Madryn Health Partners, LP, as administrative agent, and the lenders from time to time party thereto) and no Holder shall exercise any rights or remedies hereunder until all Obligations (as defined in the Credit Agreement) have been paid in full and the Commitments (as defined in the Credit Agreement) have been terminated. Notwithstanding anything else contained herein, this Note and all rights and remedies hereunder shall be subject to the Subordination Agreement, dated as of May 24, 2021, by and between, among others, the Company, Madryn Health Partners, LP, as administrative agent, and the Holder.

21. Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

22. Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23. Governing Law. All rights and obligations hereunder shall be governed by the laws of the State of New York, as applied to agreements among New York residents, made and to be performed entirely within the State of New York, without giving effect to conflicts of law principles.

[Signature page follows]

INTUITY MEDICAL, INC.

By:	/s/ Emory Anderson
Name: Emory Anderson
Title: President; Chief Executive Officer

HOLDER:

MADRYN HEALTH PARTNERS, LP

By: MADRYN HEALTH ADVISORS, LP, its General Partner

By: MADRYN HEALTH ADVISORS GP, LLC, its General Partner

Signature: /s/ Avinash Amin
Avinash Amin, Member 140 East 45th Street, 15th Floor
New York, NY 10017

[Signature page to Convertible Note]